Exhibit 2.2

Private & Confidential

Dated February 7, 2003

INSIGNIA SOLUTIONS PLC	(1)

Insignia Solutions International Limited

and

Insignia Solutions SARL

to

ESMERTEC AG	(2)

DEBENTURE

Contents

Clause

1	Interpretation

2	Secured Obligations

3	Charges

4	Set-off

5	Undertakings

6	Further Assurance

7	Certain powers of the Lender: Enforcement

8	Appointment and Powers of Receiver

9	Application of Proceeds; Purchasers

10	Indemnities; Exclusion of Liability; Costs and Expenses

11	Power of Attorney

12	Continuing Security and Other Matters

13	Currencies

14	Miscellaneous

15	Notices

16	Law

Schedule 1 The Companies

Schedule 2 List and Description of Intellectual Property

THIS DEBENTURE dated February 7, 2003 and made BETWEEN:

(1)                        THE COMPANIES whose respective names, registered numbers and registered offices are set out in schedule 1 (the “Companies”, each individually a “Company”); and

(2)                        ESMERTEC AG of Lagerstrasse 14, CH-8600 Dübendorf, Switzerland (the “Lender”).

WITNESSES as follows:

1                       Interpretation

1.1             Definitions

In this Deed, unless the context otherwise requires:

“Borrower” means Insignia Solutions PLC;

“Charged Assets” means, in relation to each Company, all assets of such Company described in clauses 3.1 and 3.2;

“Collateral Instruments” means negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any liabilities of any person and includes any document or instrument creating or evidencing an Encumbrance;

“Debts” means, in relation to each Company, the assets of such Company described in clause 3.1.5;

“Default Rate” means the rate specified in clause 8.3 of the Facility Agreement;

“disposal” includes any sale, lease, sub-lease, assignment or transfer, the grant of an option or similar right, the grant of any easement, right or privilege, the creation of a trust or other equitable interest or any other proprietary right in favour of a third party, a sharing or parting with possession or occupation whether by way of licence or otherwise and the granting of access to any other person over any intellectual property, and “dispose” and “disposition” shall be construed accordingly;

“Encumbrance” means any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, standard security, assignment by way of security or other security interest of any kind;

“Enforcement Date” means the date on which the Lender demands the payment or discharge of all or any part of the Secured Obligations pursuant to clause 16 of the Facility Agreement or, if earlier, the date on which a petition for an administration order is presented in relation to a Company;

“Environmental Claim” means any claim, notice prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

“Environmental Law” includes all or any law, statute, rule, regulation, treaty, by-law, code of practice, order, notice, demand, decision of the courts or of any governmental authority or agency or any other regulatory or other body in any jurisdiction relating to Environmental Matters;

“Environmental Licence” includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

“Environmental Matters” includes (a) the generation, deposit, disposal, keeping, treatment, transportation, transmission, handling, importation, exportation, processing, collection, sorting, presence or manufacture of any waste (as defined in the Environmental Protection Act 1990) of any Relevant Substance; (b) nuisance, noise, defective premises, health and safety at work or elsewhere; and (c) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

“Event of Default” has the meaning given to it in the Facility Agreement;

“Facility Agreement” means the facility agreement dated the same date as this document made between the Companies (1) and the Lender (2) pursuant to which the Lender agreed to make available to the Borrower a $1,000,000 term loan facility for its general corporate purposes as that agreement may from time to time be amended, varied, novated, supplemented or replaced including, without limitation, by the increase or extension of maturity of the facility or by any change in the identity of the Lender;

“Fixtures” means, in relation to a property, all fixtures and fittings (including trade fixtures and fittings), fixed plant and machinery and other items attached to that property, whether or not constituting a fixture at law;

“Floating Charge Assets” means, in relation to a Company, the assets of such Company from time to time charged by this Deed by way of floating charge;

“Incapacity”, in relation to a person, means the insolvency, liquidation, dissolution, winding-up, administration, receivership, amalgamation, reconstruction or other incapacity of that person whatsoever (and, in the case of a partnership, includes the termination or change in the composition of the partnership);

“Insurances” means, in relation to a Company, all present and future contracts or policies of insurance (including life assurance policies) taken out by that Company or in which that Company from time to time has an interest;

“Intellectual Property Rights” means, in relation to a Company, the assets of that Company described in clauses  3.1.9, 3.1.10  and 3.1.11;

“Lender” means Esmertec AG of Lagerstrasse 14, CH-8600 Dübendorf, Switzerland, and includes its successors in title;

“Permitted Encumbrance” means the encumbrances listed in clause 16.4.3 of the Facility Letter;

“Receiver” means any one or more receivers and/or managers or administrative receivers appointed by the Lender pursuant to this Deed in respect of all or any of the Companies or over all or any of the Charged Assets;

“Relevant Substance” means any substance whatsoever (whether in a solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) or waste (as defined in the Environmental Protection Act 1990) which is capable of causing harm to man or any other living organism supported by the Environment, or damaging the Environment or public health or welfare;

“Secured Obligations” means all moneys, obligations and liabilities covenanted to be paid or discharged under or pursuant to clause 2;

“Securities” means, in relation to a Company, the assets of such Company described in clause 3.1.4;

“Specified Person” means each or all, as the context requires, of each Company, its Subsidiaries, the occupier of any property from time to time and at any time owned, leased,

occupied or otherwise used by such Company or any of its Subsidiaries or any of their respective officers;

1.2             Successors and assigns

The expressions “Bank” and “Company” include, where the context admits, their respective successors, and, in the case of the Lender, its respective transferees and assignees, whether immediate or derivative.

1.3             Headings

Clause headings and the Contents page are inserted for convenience of reference only and shall be ignored in the interpretation of this Deed.

1.4             Construction of certain terms

In this Deed, unless the context otherwise requires:

1.4.1                         references to clauses and schedules are to be construed as references to the clauses of, and the schedules to, this Deed and references to this Deed include its schedules;

1.4.2                         references to (or to any specified provision of) this Deed or any other document shall be construed as references to this Deed, that provision or that document as in force for the time being and as amended, supplemented, replaced or novated in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Deed or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Lender;

1.4.3                         words importing the plural shall include the singular and vice versa;

1.4.4                         references to a time of day are to London time;

1.4.5                         references to “assets” include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, or otherwise in respect of, any of the foregoing;

1.4.6                         references to a “guarantee” include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and “guaranteed” shall be construed accordingly;

1.4.7                         references to a “person” shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any of its agencies;

1.4.8                         references to a “regulation” include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

1.4.9                         references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended; and

1.5             Effect as a deed

This Deed is intended to take effect as a deed notwithstanding that the Lender may have executed it under hand only.

1.6             Facility Agreement definitions

Unless the context otherwise requires or unless otherwise defined in this Deed, words and expressions defined in the Facility Agreement shall have the same meaning when used in this Deed.

2                       Secured Obligations

2.1             Covenant to pay

Each Company hereby covenants that it will pay to the Lender all moneys and discharge all obligations and liabilities now or hereafter due, owing or incurred by it to the Lender under or pursuant to the Facility Agreement, this Deed and/or any other Finance Document, when the same become due for payment or discharge.

3                       Charges

3.1             Fixed Charge

Each Company, with full title guarantee, hereby charges to the Lender as a continuing security for the payment and discharge of the Secured Obligations:

3.1.1                         by way of first legal mortgage, all freehold and leasehold property wheresoever situate (other than any heritable property in Scotland) now owned by the Company or in which the Company has an interest, together with all liens, charges, options, agreements, rights and interests in or over such property or the proceeds of sale of such property and all buildings and Fixtures thereon and all rights, easements and privileges appurtenant to, or benefiting, the same, provided always that if such property is leasehold property and landlords’ consent is required prior to the grant of the security then this clause shall not take effect until such consent is obtained, provided further that if the Lender so requests, the Company shall use its best effort to obtain such a consent and shall execute a supplemental debenture in relation to such properties once such consent has been obtained;

3.1.2                         by way of first fixed charge (to the extent not the subject of a legal mortgage by virtue of clause 3.1.1) all present and future freehold and leasehold property wheresoever situate (other than any heritable property in Scotland) now or from time to time hereafter owned by such Company or in which such Company may have an interest, together with all liens, charges, options, agreements, rights and interests in or over such property or the proceeds of sale of such property and all buildings and Fixtures thereon and all rights, easements and privileges appurtenant to, or benefiting, the same, provided always that if such property is leasehold property and landlords’ consent is required prior to the grant of the security then this clause shall not take effect until such consent is obtained, provided further that if the Lender so requests, the Company shall use its best effort to obtain such a consent and shall execute a supplemental debenture in relation to such properties once such consent has been obtained;

3.1.3                         by way of first fixed charge, all plant, machinery and other equipment now or from time to time hereafter owned by such Company or in which such Company has an interest and the benefit of all contracts and warranties relating to the same;

3.1.4                         by way of first fixed charge all stocks, shares, bonds and securities of any kind whatsoever (including warrants and options to acquire or subscribe any of the same) whether marketable or otherwise and all other interests (including but not limited to loan capital) in any person, now or from time to time hereafter owned by such Company or in which the Company has an interest, including all allotments, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect thereof;

3.1.5                         by way of first fixed charge, all book and other debts, revenues and claims, whether actual or contingent, whether arising under contracts or in any other manner whatsoever now or from time to time hereafter owned by such Company or in which such Company has an interest (whether originally owing to such Company or purchased or otherwise acquired by it) and all things in action which may give rise to any debt, revenue or claim, together with the full benefit of any Encumbrances, Collateral Instruments and any other rights relating thereto (whether as creditor or beneficiary) including, without limitation, reservations of proprietary rights, rights of tracing and unpaid vendor’s liens and associated rights, but excluding any assets the subject of clause 3.1.6;

3.1.6                         by way of first fixed charge, the proceeds of collection of all Debts and any and all amounts from time to time standing to the credit of any bank or other account (including a current account) of the Company;

3.1.7                         by way of first fixed charge, all moneys from time to time payable to such Company under or pursuant to the Insurances including without limitation the right to the refund of any premiums;

3.1.8                         by way of first fixed charge, the goodwill and uncalled capital of such Company;

3.1.9                         by way of first fixed charge, the intellectual property specified in Schedule 2;

3.1.10                   by way of first fixed charge, all present and future patents, trade marks, service marks and registered designs now or from time to time hereafter owned by the Company or in which the Company may have an interest;

3.1.11                   by way of first fixed charge, all patents, trade marks and service marks (whether registered or not) and applications for the same, trade names, registered designs, design rights, copyrights, computer programmes, know- how and trade secrets and all other industrial or intangible property or rights and all licences, agreements and ancillary and connected rights relating to, intellectual and intangible property, in each case now or from time to time hereafter owned by such Company, excluding the property specified in clause 3.1.9 and 3.1.10.

3.2             Floating Charge

Each Company, with full title guarantee, hereby charges to the Lender by way of first floating charge as a continuing security for the payment and discharge of the Secured Obligations its undertaking and all its property, assets and rights whatsoever and wheresoever both present and future, other than any property or assets from time to time effectively charged by way of legal mortgage or fixed charge or assignment pursuant to clause 3.1 or otherwise pursuant to this Deed but including (without limitation and whether or not so effectively charged) any of its property and assets situated in Scotland.

3.3             Automatic conversion of floating charge

Notwithstanding anything expressed or implied in this Deed, if a Company creates or attempts to create any Encumbrance over all or any of the Floating Charge Assets without the prior written consent of the Lender or if any person levies or attempts to levy any distress, execution, sequestration or other process or does or attempts to do any diligence in execution against any of the Floating Charge Assets, the floating charge created by clause 3.2 over the property or asset concerned shall thereupon automatically without notice be converted into a fixed charge.

3.4             Conversion of floating charge by notice

Notwithstanding anything expressed or implied in this Deed but without prejudice to clause 3.3, the Lender shall be entitled at any time by giving notice in writing to that effect to a Company to convert the floating charge over all or any part of the Floating Charge Assets into a fixed charge as regards the assets specified in such notice.

3.5             The Facility Agreement

The obligation on the part of the Lender to make further advances to the Borrower under the Facility Agreement shall be deemed to be incorporated in this Deed for the purposes of section 94(1)(c) Law of Property Act 1925.

4                       Set-off

4.1             Set-off

Each Company hereby agrees that the Lender may at any time with notice, notwithstanding any settlement of account or other matter whatsoever, combine or consolidate all or any of its then existing accounts wheresoever situate (including accounts in the name of the Lender or of such Company jointly with others), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in sterling or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of the Secured Obligations after the same have become due and payable.

4.2             Purchase of currencies

For the purpose of clause 4.1, each Company authorises the Lender to purchase with the moneys standing to the credit of such accounts such other currencies as may be necessary to effect such applications.

5                       Undertakings

5.1               Each Company hereby undertakes with the Lender that during the continuance of this security such Company will:

5.1.1                         Facility Agreement undertakings: comply with the provisions of clause 15 and 16 (Undertakings) of the Facility Agreement (as if the same were set out in this Deed mutatis mutandis) to the extent that such provisions are expressed to be binding on an Obligor or are matters to be procured by the Borrower in relation to the Company (in whatever capacity);

5.1.2                         Debts:  collect in the ordinary course of its business as agent for the Lender in a proper and efficient manner and pay into its account approved by the Lender or such other account as the Lender may from time to time specify all moneys which it may receive in respect of the Debts forthwith on receipt, each Company acknowledging that prior to the occurrence of the Completion Date it may not, other than in the ordinary course of its business, without the prior written consent of the Lender, withdraw any such moneys from such account or compromise, compound, vary, discharge, postpone or release any of the Debts or waive its right of action in connection therewith or do or omit to do anything which may delay or prejudice the full recovery thereof; provided that, subject to Clause 3.2, on the day immediately following the Completion Date the Company can freely deal with its debts and the realisations thereof.

5.1.3                         Deposit of deeds:  Upon request made in writing by the Lender to deposit with the Lender (to be held at the risk of such Company):

(a)              all deeds and documents of title relating to its real properties and to any subordinate interest in any of them and the insurance policies relating thereto;

(b)             all certificates and documents of title relating to the Securities and such deeds of transfer in blank and other documents as the Lender may from time to time require for perfecting the title of the Lender to the Securities (duly executed by or signed on behalf of the registered holder) or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser; and

(c)              all such other documents relating to its Charged Assets as the Lender may from time to time reasonably require for the purpose of perfecting and protecting its interests hereunder;

5.1.4                         Compliance with covenants etc:  observe and perform all material covenants, requirements and obligations from time to time imposed on, applicable to or otherwise affecting the Charged Assets and/or the use, ownership, occupation, possession, operation, repair, maintenance or other enjoyment or exploitation of its Charged Assets whether imposed by statute, law or regulation, contract, lease, licence, grant or otherwise, carry out all registrations, or renewals and generally do all other acts and things (including the taking of legal proceedings) reasonably necessary or desirable to maintain, defend or preserve its right, title and interest to and in the Charged Assets without infringement by any third party and not without the prior written consent of the Lender enter into any onerous or restrictive obligations affecting any of the same or agree any rent review relating to any interest in any of its properties;

5.1.5                         Maintenance of buildings, machinery and plant:  keep, and procure that each of its Subsidiaries keep, all its buildings, machinery, plant, fixtures, vehicles, computers and office and other equipment in as good and substantial repair and in as good working order and condition as the same were on the date hereof and permit the Lender and its agents or representatives to enter and view their state and condition upon reasonable notice and in business hours;

5.1.6                         Insurance:

(a)              (subject to clause 5.1.6(c)) insure and keep insured, and procure that each of its Subsidiaries will insure and keep insured, at its own expense to the full replacement or reinstatement value thereof from time to time (including, where applicable, the cost of demolition and site clearance, architects’, surveyors’ and other professional fees and incidental expenses in connection with replacement or reinstatement) all its assets of an insurable nature with insurers previously approved by the Lender in writing (acting reasonably) against loss or damage (including loss of rent and profits) by fire, storm, lightning, explosion, riot, civil commotion, malicious damage, impact, flood, burst pipes, aircraft and other aerial devices or articles dropped therefrom (other than war risk), third party and public liability and liability under the Defective Premises Act 1972 and such other risks and contingencies as a reasonable prudent business carrying on a similar business to the Obligor would consider necessary, such insurances to be effected with the interest of the Lender noted on the policy and with the policy containing such provisions for the protection of the Lender as the Lender may reasonably require;

(b)             duly and promptly pay all premiums and other moneys necessary for effecting and keeping up such insurances and on demand produce to the Lender the policies of such insurance and evidence of such payments and comply in all other respects with the terms and conditions of the relevant policies including without limitation any stipulations or restrictions as to the use and/or operation of any asset;

(c)              (in the case of any leasehold property where a Company or any Subsidiary is prohibited by the terms of the relevant lease from complying with the obligations referred to in clause 5.1.6(a)) procure (where it is empowered to do so) or otherwise use all reasonable efforts to procure the maintenance by the landlord (or other third party) of such insurance obligations in accordance with the provisions of the relevant lease;

5.1.7                         Property outgoings:  punctually pay, or cause to be paid, and indemnify the Lender and any Receiver (on a several basis) against, all present and future rent, rates, taxes, duties, charges, assessments, impositions and outgoings whatsoever (whether imposed by agreement, statute or otherwise) now or at any time during the continuance of this security payable in respect of its properties or any part thereof or by the owner or occupier thereof;

5.1.8                         Possession of properties: not without the prior written consent of the Lender grant any lease, part with possession or share occupation of the whole or any part of any of its properties or confer any licence, right or interest to occupy or grant any licence or permission to assign, underlet or part with possession of the same or any part thereof or permit any person:

(a)              to be registered (jointly with such Company or otherwise) as proprietor under the Land Registration Acts of any of its properties nor create or permit to arise any overriding interest affecting the same within the definition in those Acts or within the meaning of the Land Registration (Scotland) Act 1979; or

(b)             to become entitled to any right, easement, covenant, interest or other title encumbrance which might adversely affect the use, value or marketability of any of its properties;

5.1.9                         Variation of leasehold interests: other than as contemplated by the MOU, not without the prior written consent of the Lender vary, surrender, cancel or dispose of, or permit to be forfeit, any leasehold interest in any of its properties;

5.1.10                   Acquisition of property:  immediately inform the Lender before contracting to purchase any estate or interest in freehold, leasehold or heritable property and supply the Lender with such details of the purchase as the Lender may from time to time request;

5.1.11                   Environmental Law and Licences:  obtain and maintain and procure that its Subsidiaries obtain and maintain in full force and effect and comply with all material Environmental Law and Environmental Licences applicable to its business and promptly on request provide the Lender with copies of all such Environmental Licences and the terms and conditions thereof and any amendments thereto;

5.1.12                   Environmental Claims:  promptly on becoming aware of it inform the Lender of any Environmental Claim which is made or threatened against such Company and of any requirement which is imposed pursuant to any Environmental Licence or Environmental Law for such Company to make any investment or expenditure or take or desist from taking any action, in either case in relation to any of the Charged Assets;

5.1.13                   Access:  procure that the Lender and its agents or representatives are allowed access upon reasonable notice at reasonable times to inspect its properties and, where the Lender reasonably believes it to be necessary, to require testing or the taking of samples at the expense of such Company to verify such Company’s compliance with Environmental Law applicable to such Company and/or such Company’s Environmental Licences;

5.1.14                   Relevant Substances:  notify the Lender forthwith upon becoming aware of any Relevant Substance at or brought on to any of its properties which are reasonably likely to give rise to any Environmental Claim, and take or procure to be taken (in each case in a manner that complies with all requirements of Environmental Law) all necessary action to deal with, remedy or remove from such property or (as the case may be) prevent the incursion of that Relevant Substance in order to prevent an Environmental Claim;

5.1.15                   Intellectual Property Rights:  without prejudice to the generality of clause 5.1.4:

(a)              take all necessary action to safeguard and maintain its rights, present and future, in or relating to all Intellectual Property Rights including, without limitation, observing all covenants and stipulations relating thereto and paying all applicable renewal fees, licence fees and other outgoings;

(b)             use all reasonable efforts to effect registration of applications for registration of any registered design, patent, trade mark and service mark and keep the Lender informed of events relevant to any such application and not without the prior consent in writing of the Lender permit any Intellectual Property Rights to be abandoned or cancelled, to lapse or to be liable to any claim of abandonment for non-use or otherwise;

(c)              notify the Lender forthwith of any infringement or suspected infringement or any challenge to the validity of any of its present or future Intellectual Property Rights which may come to its notice, supply the Lender with all information in its possession relating thereto and take all steps necessary to prevent or bring to an end any such infringement and to defend any challenge to the validity of any such rights;

5.1.16                   Jeopardy:  not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value or marketability of any of its Charged Assets.

5.2             Power to remedy

If any Company defaults at any time in complying with any of its obligations contained in this Deed, the Lender shall, without prejudice to any other rights arising as a consequence of such default, be entitled (but not bound) to make good such default and such Company hereby irrevocably authorises the Lender and its employees and agents by way of security to do all such things (including, without limitation, entering such Company’s property) necessary or desirable in connection therewith.  Any moneys so expended by the Lender shall be repayable by such Company to the Lender on demand together with interest at the Default Rate from the date of payment by the Lender until such repayment, both before and after judgment.  No exercise by the Lender of its powers under this clause 5.2 shall make it liable to account as a mortgagee in possession.

6                       Further Assurance

6.1             Further assurance

Each Company shall if and when at any time required by the Lender execute such further Encumbrances and assurances in favour or for the benefit of the Lender and do all such acts and things as the Lender shall from time to time require over or in relation to all or any of the Charged Assets to maintain, but not improve, the quality of the Lender’s security hereunder, save for the execution of the supplemental debentures provided for under Clause 3.1.2 hereof and actions required to be taken or documents required to be executed in connection with those debentures, to secure the Secured Obligations or to perfect or protect the Lender’s security over the Charged Assets or any part thereof or to facilitate the realisation of the same.

6.2             Certain documentary requirements

Such further Encumbrances and assurances shall be prepared by or on behalf of the Lender at the expense of the Parent and shall contain (a) an immediate power of sale without notice, (b) a clause excluding section 93 Law of Property Act 1925 and the restrictions contained in section 103 Law of Property Act 1925 and (c) such other clauses for the benefit of the Lender as the Lender may reasonably require.

7                       Certain powers of the Lender: Enforcement

7.1             The Securities

7.1.1                         The Lender and its nominees at the discretion of the Lender may exercise in the name of each Company or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of such Company (but subject to clause 7.1.4) in respect of the Securities any voting rights and all powers given to trustees by section 10(3) and (4) Trustee Act, 1925 (as amended by section 9 Trustee Investments Act, 1961) in respect of securities or property subject to a trust and any powers or rights which may be exercisable by the person in whose name any of the Securities is registered or by the bearer thereof.

7.1.2                         Each Company will if so requested by the Lender transfer all or any of the Securities to such nominees or agents as the Lender may select.

7.1.3                         Until the Enforcement Date the Lender will hold all dividends, distributions, interest and other moneys paid on and received by it in respect of the Securities for the account of each Company and will, subject to any right of set-off and to clause 7.2, pay such dividends, interest and other moneys to such Company upon request.

7.1.4                         Unless a Default has occurred and is continuing the Lender will exercise all voting and other rights and powers attached to the Securities as the relevant Company may from time to time in writing reasonably direct provided that the Lender shall be under no obligation to comply with any such direction where compliance would, in the Lender’s opinion, be prejudicial to the security created by this Deed.

7.2             Powers on enforcement

At any time on or after the Enforcement Date or if requested by the Company concerned, the Lender may, without further notice, without the restrictions contained in section 103 Law of Property Act 1925 and whether or not a Receiver shall have been appointed, exercise all the powers conferred upon mortgagees by the Law of Property Act 1925 as varied or extended by this Deed and all the powers and discretions conferred by this Deed on a Receiver either expressly or by reference.

7.3             Statutory power of leasing

The Lender shall have the power to lease and make agreements for leases at a premium or otherwise, to accept surrenders of leases and to grant options on such terms as the Lender shall consider expedient and without the need to observe any of the provisions of sections 99 and 100 Law of Property Act 1925.

8                       Appointment and Powers of Receiver

8.1             Appointment

At any time on or after the Enforcement Date or if requested by the Company concerned, the Lender may by instrument in writing executed as a deed or under the hand of any director or other duly authorised officer appoint any person to be a Receiver of all or any part of the Charged Assets or any part thereof.  Any such appointment may be made subject to such qualifications, limitations and/or exceptions (either generally or in relation to specific assets or classes of asset) as may be specified in the instrument effecting the appointment.  Where more than one Receiver is appointed, each joint Receiver shall have power to act severally, independently of any other joint Receivers, except to the extent that the Lender may specify to the contrary in the appointment.  The Lender may (subject, where relevant, to section 45 Insolvency Act 1986) remove any Receiver so appointed and appoint another in his place.

8.2             Receiver as agent

A Receiver shall be the agent of the Company in respect of which he is appointed and such Company shall be solely responsible for his acts or defaults and for his remuneration.

8.3             Powers of Receiver

A Receiver shall have the power to do or omit to do on behalf of the relevant Company anything which that Company itself could do or omit to do if the Receiver had not been appointed, notwithstanding the liquidation of that Company.  In particular (but without limitation) a Receiver shall (whether or not he is an administrative receiver) have power to do all the acts and things described in schedule 1 to the Insolvency Act 1986 as if the words “he” and “him” referred to the Receiver and “company” referred to the relevant Company.  He shall also have all powers from time to time conferred on receivers and administrative receivers by statute, in the case of powers conferred by the Law of Property Act 1925, without the restrictions contained in

Section 103 of the Act.  The powers of the Receiver may be limited by the terms of his appointment.

8.4             Remuneration

The Lender may from time to time determine the remuneration of any Receiver and section 109(6) Law of Property Act 1925 shall be varied accordingly.  A Receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by the Receiver in accordance with the current practice of his firm.

9                       Application of Proceeds; Purchasers

9.1             Application of proceeds

All moneys received by the Lender or by any Receiver shall be applied, after the discharge of the remuneration and expenses of the Receiver and all liabilities having priority to the Secured Obligations, in or towards satisfaction of the Secured Obligations in accordance with clause 19.2 of the Facility Agreement, except that the Lender may credit the same to a suspense account for so long and in such manner as the Lender may from time to time determine and the Receiver may retain the same for such period as he and the Lender consider expedient.

9.2             Insurance proceeds:  All moneys receivable by virtue of any of the Insurances (whether before or after the Enforcement Date) shall be paid to the Lender (or if not paid by the insurers directly to the Lender shall be held on trust for the Lender) and shall be applied in accordance with clause 7.5.2 of the Facility Agreement.

9.3             Protection of purchasers

No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Lender or any Receiver to exercise any of the powers conferred by this Deed has arisen or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

10                Indemnities; Exclusion of Liability; Costs and Expenses

10.1      Enforcement costs

the Borrower hereby undertakes with the Lender to pay on demand all costs, charges and expenses incurred by or on behalf of the Lender or by any Receiver in or about the enforcement or preservation or attempted enforcement or preservation of any of the security created by or pursuant to this Deed or any of the Charged Assets on a full indemnity basis, together with interest at the Default Rate from the date on which such costs, charges or expenses are so incurred until the date of payment by the Parent (as well after as before judgment).

10.2      No liability as mortgagee in possession

Neither the Lender nor any Receiver shall be liable to account as mortgagee in possession in respect of all or any of the Charged Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever for which a mortgagee may be liable as such.

10.3      Recovery of Debts

Neither the Lender nor any Receiver shall have any liability or responsibility of any kind to any Company arising out of the exercise or non-exercise of the right to enforce recovery of the Debts or shall be obliged to make any enquiry as to the sufficiency of any sums received in respect of any Debts or to make any claims or take any other action to collect or enforce the same.

10.4      Indemnity

Each Company hereby undertakes with the Lender to indemnify and keep indemnified each of the Lender, any Receiver and any attorney, agent or other person appointed by the Lender under this Deed and the Lender’s officers and employees (each an “Indemnified Party”) in respect of all costs, losses, actions, claims, expenses, demands or liabilities whether in contract, tort or otherwise and whether arising at common law, in equity or by statute which may be incurred by, or made against, any of the Indemnified Parties (or by or against any manager, agent, officer or employee for whose liability, act or omission any of them may be answerable) at any time relating to or arising directly or indirectly out of or as a consequence of:

10.4.1                   anything done or omitted in the exercise or purported exercise of the powers contained in this Deed; or

10.4.2                   any breach by a Company of any of its obligations under this Deed; or

10.4.3                   an Environmental Claim made or asserted against an Indemnified Party which would not have arisen if this Deed had not been executed and which was not caused by the negligence or wilful default of the relevant Indemnified Party.

11                Power of Attorney

Each Company by way of security hereby irrevocably appoints each of the Lender and any Receiver severally to be its attorney in its name and on its behalf:

11.1         to execute and complete any documents or instruments which the Lender or such Receiver may require for perfecting the title of the Lender to the Charged Assets or for vesting the same in the Lender, its nominees or any purchaser;

11.2         to sign, execute, seal and deliver and otherwise perfect any further security document referred to in clause 6; and

11.3         otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Lender or a Receiver under this Deed or which may be deemed expedient by the Lender or a Receiver in connection with any disposition, realisation or getting in by the Lender or such Receiver of the Charged Assets or any part thereof or in connection with any other exercise of any power under this Deed.

12                Continuing Security and Other Matters

12.1      Continuing security

This Deed and the obligations of each Company under this Deed shall extend to the ultimate balance from time to time owing in respect of the Secured Obligations and shall be a continuing security notwithstanding any intermediate payment, partial settlement or other matter whatsoever.

12.2      Liability unconditional

The liability of each Company shall not be affected nor shall any Guarantee be discharged or reduced by reason of:

12.2.1                   the Incapacity or any change in the name, style or constitution of any other Company or other person liable;

12.2.2                   the Lender granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of any other Company or any other person liable; or

12.2.3                   any amendment, variation or waiver (however material or fundamental) of the Facility Agreement; or

12.2.4                   any act or omission which would not have discharged or affected the liability of such Company had it been a principal debtor instead of a guarantor or anything done or omitted which but for this provision might operate to exonerate such Company.

12.3      Collateral Instruments

The Lender shall not be obliged to make any claim or demand on any Company or any other person liable or to resort to any Collateral Instrument or other means of payment before enforcing this Deed and no action taken or omitted in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of any Company (including, without limitation, the liability of the Companies under the Guarantees).  The Lender shall not be obliged to account for any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment.

12.4      Waiver of Companies’ rights

Until all the Secured Obligations have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Company agrees that without the prior written consent of the Lender it will not:

12.4.1                   exercise any rights of subrogation, contribution or indemnity against any other Company or any other person liable;

12.4.2                   demand or accept any Collateral Instrument to be executed in respect of any of its obligations under this Deed or any other Indebtedness now or hereafter due to such Company from any other Company or any other person liable;

12.4.3                   take any step to enforce any right against any other Company or any other person liable in respect of any such Secured Obligations;

12.4.4                   exercise any right of set-off or counter-claim against any other Company or any other person liable or claim or prove or vote as a creditor in competition with the Lender in the liquidation, administration or other insolvency proceeding of any other Company or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Company or any other person liable or any Collateral Instrument now or hereafter held by the Lender for any obligations or liabilities of any other Company or any other person liable.

12.5      Suspense accounts

Any money received pursuant to the realisation of any security created pursuant to this Deed (whether before or after any Incapacity of a Company or any other person liable) may be placed to the credit of a suspense account with a view to preserving the rights of the Lender to prove for the whole of its claims against the Companies or any other person liable or may be applied in or towards satisfaction of the Secured Obligations in accordance with clause 19.2 of the Facility Agreement.

12.6      Settlements Conditional

Any release, discharge or settlement between any one or more of the Companies and the Lender shall be conditional upon no security, disposition or payment to the Lender by any of the Companies or any other person being void, set aside or ordered to be refunded pursuant to any enactment or law relating to liquidation, administration or insolvency or for any other reason whatsoever and if such condition is not fulfilled the Lender shall be entitled to enforce this Deed as if such release, discharge or settlement had not occurred and any such payment had not been made.

12.7      Companies to deliver up certain property

If, contrary to clause 12.4, any Company takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Lender and shall be delivered to the Lender on demand.

13                Currencies

All moneys received or held by the Lender or by a Receiver under this Deed at any time on or after the Enforcement Date in a currency other than a currency in which the Secured Obligations are denominated may from time to time be sold for such one or more of the currencies in which the Secured Obligations are denominated as the Lender or Receiver considers necessary or desirable and the Parent shall indemnify the Lender against the full US$ cost (including all costs, charges and expenses) incurred in relation to such sale.  Neither the Lender nor any Receiver shall have any liability to any Company in respect of any loss resulting from any fluctuation in exchange rates after any such sale.

14                Miscellaneous

14.1      Joint and several liabilities

The covenants, agreements, obligations and liabilities of the Companies contained in this Deed or implied on their part are joint and several and shall be construed accordingly.

14.2      Liabilities survive deficiencies and releases

Each Company agrees to be bound by this Deed notwithstanding that any person intended to execute or to be bound by this Deed may not do so or may not be effectually bound and notwithstanding that any guarantees or charges contained in this Deed may be terminated or released or may be or become invalid or unenforceable against any other Company whether or not the deficiency is known to the Lender.

14.3      Remedies Cumulative

No failure or delay on the part of the Lender to exercise any power, right or remedy shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any power, right or remedy preclude its further exercise or the exercise of any other power, right or remedy.

14.4      Statutory power of leasing

During the continuance of this security the statutory and any other powers of leasing, letting, entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not be exercisable by any Company in relation to the Charged Assets or any part thereof.

14.5      Successors and assigns

Any appointment or removal of a Receiver under clause 8 and any consents under this Deed may be made or given in writing signed or sealed by any successors or assigns of the Lender and accordingly each Company hereby irrevocably appoints each successor and assign of the Lender to be its attorney in the terms and for the purposes set out in clause 11.

14.6      Consolidation

Section 93 Law of Property Act 1925 shall not apply to the security created by this Deed or to any security given to the Lender pursuant to this Deed.

14.7      Payments

The provisions of clause 19.3 (No set-off) of the Facility Agreement shall be deemed to be incorporated in this Deed as if references in such clauses to the Obligors were references to the Company and references to “this Agreement” were references to this Deed.

14.8      Reorganisation

This Deed shall remain binding on each Company notwithstanding any change in the constitution of the Lender or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking by, any other person, or any reconstruction or reorganisation of any kind.

14.9      Unfettered discretion

Any liability or power which may be exercised or any determination which may be made under this Deed by the Lender may be exercised or made in its absolute and unfettered discretion and it shall not be obliged to give reasons therefor.

14.10   Law of Property (Miscellaneous Provisions) Act 1989

For the purposes of the Law of Property (Miscellaneous Provisions) Act 1989 any provisions of the Facility Agreement relating to any disposition of an interest in land shall be deemed to be incorporated in this Deed.

15                Notices

Every notice, request, demand or other communication under this Deed shall:

15.1         be in writing delivered personally or by first-class prepaid letter or telefax;

15.2         be deemed to have been received, subject as otherwise provided in this Deed, in the case of a letter, when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the time of despatch of any telefax is after close of business in which case it shall be deemed to have been received at the opening of business on the next business day); and be sent  to each Company c/o the Borrower at its address listed in Schedule 1 hereto and to the Lender at its address listed in the recitals to this agreement or to such other address or telefax number as is notified by the relevant party to the other party to this Deed.

16                Law

This Deed shall be governed by English law and the Borrower at its registered address from time to time is hereby appointed to act as agent for service of process for the Obligors.

IN WITNESS whereof this Deed has been executed and delivered by or on behalf of the parties on the date stated at the beginning of this Deed.

Schedule 1

The Companies

Name	Registered Number	Registered Office
Insignia Solutions PLC	01961960	Insignia House The Mercury Centre Wycombe Lane Wooburn Green High Wycombe Buckinghamshire HP10 0HH
Insignia Solutions International Limited	2349119	Insignia House The Mercury Centre Wycombe Lane Wooburn Green High Wycombe Buckinghamshire HP10 0HH
Insignia Solutions SARL

Schedule 2

List and Description of Intellectual Property

[Pursuant to Item 601(b)(2) of Regulation S-K, this exhibit is omitted]

EXECUTED and DELIVERED as a DEED	)
by Insignia Solutions PLC	)

/s/ Nicholas, Viscount Bearsted	Director Nicholas, Viscount Bearsted

/s/ Richard M. Noling	Secretary Richard M. Noling

EXECUTED and DELIVERED as a DEED	)
by Insignia Solutions International Limited	)

/s/ Nicholas, Viscount Bearsted	Director Nicholas, Viscount Bearsted

/s/ Richard M. Noling	Secretary Richard M. Noling

EXECUTED and DELIVERED as a DEED	)
by Insignia Solutions SARL))

/s/ George Buchan	Director George Buchan

/s/ Richard M. Noling	Secretary Richard M. Noling

SIGNED for and on behalf
of Esmertec AG

by /s/ Alain Blancquart	CEO Alain Blancquart